UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2025
Royal Gold, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 573-1660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 par value	RGLD	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2025, RGLD Gold AG (the “Company”), a wholly owned subsidiary of Royal Gold, Inc., entered into an amended and restated employment contract with Daniel Breeze, the Company’s Senior Vice President, Corporate Development. The amended and restated employment contract amends and restates the prior employment contract, dated effective January 1, 2019, between the Company and Mr. Breeze.

The amended and restated employment contract provides for the following:
•an annual base salary of CHF 458,000, which amount is subject to future increase in the discretion of the Company acting in concert with the Compensation, Nominating, and Governance Committee (the “CNG Committee”) of Royal Gold, Inc.’s Board of Directors;
•eligibility for Mr. Breeze to participate in annual incentive bonus and equity award programs, on such terms and subject to such conditions as determined by the Company and the CNG Committee; and
•severance if the Company terminates Mr. Breeze’s employment relationship without Mr. Breeze having given the Company good cause to do so, or if Mr. Breeze terminates the employment relationship for good cause attributable to the Company (in each case, within the meaning of applicable Swiss law), consisting of a lump sum payment equal to one times Mr. Breeze’s base salary and annual bonus, plus a prorated bonus, or in the event such a termination occurs in the 24 months following a “change in control” (as such term is defined in the amended and restated employment contract), a lump sum payment equal to 1.5 times Mr. Breeze’s base salary and annual bonus, plus a prorated bonus.

The amended and restated employment contract prohibits Mr. Breeze from competing with Royal Gold, Inc. and its subsidiaries or soliciting their employees, vendors, or business counterparties for 12 months following termination of the employment relationship, in addition to other customary restrictive covenants.

The foregoing description of the amended and restated employment contract does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated employment contract, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Contract, dated April 16, 2025, between RGLD Gold AG and Daniel Breeze
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.

Date: April 18, 2025	By:	/s/ David R. Crandall
		Name:	David R. Crandall
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer